Exhibit 10.16.5

Page 1 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

Office Lease Contract

Lessor: Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

(Hereinafter PARTY A)

Office Address: # 111, Ground Floor, Torch Building, Xiamen Torch Hi-tech Industrial Development Zone

Zip Code: 361006 Tel: 0592-3923086 Fax: 0592-5716361

Legal Representative: Qiu, Jian Title: Chairman of the Board

Bank Account: Chengjian Sub-branch of China Construction Bank, Xiamen

Account No: 35101564901052500460

Property Management: Xiamen Software Industry Investment & Development Co., Ltd.

(Hereinafter PARTY B)

Office Address: 3F-B, Huaxun Building#2, Xiamen Software Park

Zip Code: 361005 Tel: 0592-2512525 Fax: 0592-2513132

Legal Representative: Ma, Hongbin

Title: Chairman of the Board

Bank Account: Lianhua Sub-branch of Agricultural Bank of China, Xiamen

Account No: 324001040007103

Renter: eHealth China (Xiamen) Technology Co., Ltd.

(Hereinafter PARTY C)

Office Address: 9F, Chuangxin Building, Xiamen Software Park

Zip Code: 361005 Tel: 0592-2517000 Fax: 0592-2517111

Legal Representative: Gary Lauer Title: Chairman of the Board

Bank Account: Xiamen University Sub-branch of Bank of China

Account No: 840062474708091001

(eHealth) Agreement No. 2009-040

Page 2 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

In accordance with relevant Chinese laws, decrees and pertinent rules and regulations, PARTY A, PARTY B and PARTY C have reached an agreement based on the principles of equality, mutual benefits and friendly consultation and concluded the following office lease contract.

Site, Area, Property Rights, Usage

1. PARTY A will provide PARTY C with Room 8F-B (1137.17 m2) of Chuangxin Building, Xiamen Software Park, with a designed load of 2.0KN/m2. PARTY A is required to reassure PARTY C that the leased premises are compatible with PARTY C’s business purposes, without any hidden peril, or any hypothec on the leased premises.

2. The 8F-B of Chuangxin Building, Xiamen Software Park, has an actual area of 1137.17 m2 of Chuangxin Building, Xiamen Software Park, while chargeable area reaches to 1250.89 m2{actual area*(1+10%)}. 10% is the ratio for public area share which includes passage, elevator, staircase, scaling ladder, wash room, power distribution room, hallway and public facilities setup room etc.

3. The leased premises usage is limited to PARTY A’s ratified operation of PARTY C, and any subtenancy or sublet to the third party is not allowed without the prior consent of PARTY A, which shall not be unreasonably withheld. This contract may be terminated in accordance with the provisions herein. The lease of the premises may be cancelled in accordance with the terms of this contract. Programs operated by PARTY C should meet environmental standards. Operation of business or production with over rated noise, industrial water waste or exhaust gas, radioactive, toxic or corrosive materials are strictly prohibited. Any violation by PARTY C of such standards that is not cured upon thirty (30) calendar days written notice by PARTY A to PARTY C will entitle PARTY A’s rights to terminate the contract and take back the premises. In this case PARTY A reserves the right to claim damages from PARTY C.

Rental Fees, Deposit, Expenses

4. The standard rental will be RMB 26.00/m2 per month until Sept. 14th, 2010. From Sept. 15th, 2010 to Sept. 14th, 2011, the standard rental will be changed to RMB 28/ m2 per month. From Sept. 15th, 2011 on, the standard rental will be changed to RMB 30/ m2 per month.

Page 3 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

5. The rental fee for 8F-B of Chuangxin Building, Xiamen Software Park will be RMB 32523.14 per month until Sept. 14th, 2010. From Sept. 15th, 2010 to Sept. 14th, 2011, the standard rental will be changed to RMB 35024.92 per month. From Sept. 15th, 2011 on, the standard rental will be changed to RMB 37526.70 per month.

6. A deposit equal to two months’ standard rental is RMB 65046.28 in total. It shall be fully and promptly returned to PARTY C at the expiration of the contract, or in the event of PARTY A breaching the contract. In case PARTY C breaches this contract with any actual loss caused to PARTY A, PARTY A has the right to deduct the relevant compensation for actual loss from the deposit. In case the deposit is not sufficient to cover such items, PARTY A has the right to claim for compensation for actual loss.

7. PARTY C shall conclude a Property Management Service Contract with a property management company designated by PARTY A and pay property management fees to such company.

8. The rental fee will not cover electricity, water and other related service charges. Public share for water and electricity will be charged according to actual monthly consumption, as well as office architectural area. Such fees may vary with Xiamen governmental charge adjustment. Other service expenses will be settled in detail under particular circumstances in accordance with relevant regulations.

Payment, Late Fee

9. Rental payments will be rendered monthly. The first rental (rental for Nov 15th, 2009 to Dec. 31st, 2009) and deposit in the amount of RMB 113830.99 shall be paid within ten days of signing the contract by all the parties hereto.

10. Besides the first rental payment, PARTY C shall pay the rental for the coming month by the end of each current month (starting from Jan. 1st, 2010). PARTY C shall pay the rental to the designated bank account of PARTY A as set forth in the first page of this contract. The date on the transfer receipt from the designated bank shall be deemed as the date of payment.

11. PARTY A will regularly issue a lease invoice to PARTY C before each rental payment, and PARTY C will pay each rental after receiving such invoices. Property management service invoice will be issued by the property management company, while other invoices or receipts (e.g., water and electricity) will be issued by relevant service providers.

Page 4 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

12. This contract shall be automatically terminated in the event PARTY C fails to pay the deposit and first rental within the 10 days period referenced in Article 9 above. Each delayed payment for rental or property management fee shall be rendered with a grace period of 15 days from the first day of each calendar month. Any delay in rendering the rental or property management fee after such grace period shall cost PARTY C 1‰ of the total amount due per day as late fee. PARTY A has the right to take back the premises and take other legal actions in case of any non-payment by PARTY C for more than 30 days after the grace period.

Premises Transfer and Obligations

13. Within 3 days of PARTY C paying the first rental and deposit, PARTY A will hand over the leased premises to PARTY C. PARTY A shall guarantee that the public facilities can properly function, including without limitation, windows, doors, fire hydrant, washing room, elevator and power distribution room, etc.

14. Before starting remodeling the leased premises, PARTY C shall submit its remodeling plan that accords with fire control requirements and has been approved by the fire control department. The remodeling plan shall state construction material, water, electricity capacity and number of phone lines. PARTY C shall get a prompt confirmation about the plan from PARTY A before commencement of the remodeling plan and such confirmation shall not be unreasonably withheld or delayed. PARTY C shall not damage the original structure of the leased premises main body as well as outdoor construction layout. The usage of the leased premises by PARTY C shall be compliant with relevant regulations, and PARTY C shall compensate any damages to the premises or attached facilities, or public area caused by its fault and negligence, except for natural erosion and normal wear and tear

15. Both PARTY A and PARTY C shall operate in compliance with applicable Chinese laws, municipal and Hi-Tech district’s pertinent rules and regulations. Either party may terminate the contract upon thirty (30) calendar days’ written notice to the other party in the event of illegal operation by the other party if such illegal operation is not cured within such thirty (30) days period. Under such circumstances, the terminating party may claim compensation from the breaching party if such illegal operation causes actual loss to the terminating party.

Page 5 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

16. PARTY A shall cooperate with PARTY C in installing water and electricity supply and telephone lines; and PARTY A shall provide services in connection with PARTY C’s governmental and/or business registration and documentation request. PARTY A is responsible for sanitation maintenance, and maintaining and repairing public facilities in the leased premises, if the public facilities are damaged due to no fault of PARTY C. PARTY A shall repair the premises within a reasonable time. IF PARTY A fails to perform the forgoing obligations within a reasonable time, PARTY C may undertake such obligations on behalf of PARTY A and shall be reimbursed for all actual costs and expenses incurred by PARTY A. If PARTY A’s failure to perform its obligations under this Article affects the normal usage of the premises by PARTY C, PARTY A shall accordingly deduct rent or extend the lease as compensation.

17. When PARTY C returns the leased premises due to expiration or earlier termination of this, PARTY A and PARTY C shall conduct a site inspection and PARTY A shall return any rental paid in advance and deposit per Article 6 of this contract. PARTY C shall repair or compensate for damages to the premises or facilities caused by PARTY C’s fault or negligence. Certain fixtures such as pendant lamps, floor, solid partition wall, wire tubing, switch, and electrical outlet, installed by PARTY C shall not be removed. Other equipments owned by PARTY C like air-conditioners may be moved by PARTY C.

Term and Miscellaneous Provisions

18. Unless PARTY C substantially breaches the contract and such breach is not cured within thirty (30) calendar days written notice by PARTY A to PARTY C, PARTY A shall not unilaterally terminate the contract during the Initial Term (as defined below) and renewal terms. The term of the contract is THREE years, effective from Sept. 15th, 2009 to Sept. 14th, 2012. PARTY A shall grant PARTY C a rent-free remodeling period of two months (Sept. 15th, 2009 to Nov. 14th, 2009). Rental is going to be charged commencing from Nov. 15th, 2009. In the event that PARTY C terminates the contract in good faith prior to the expiration of the contract, PARTY C shall notify PARTY A, in writing, three months prior to such termination. Additionally, either party may terminate this contract upon thirty (30) calendar days’ written notice of a material breach by the other party, provided such breach is not cured within such thirty (30) days period.

19. If PARTY C does not operate in the leased premises in the Xiamen Software Park for three consecutive months after the signing of the contract, PARTY A will have the right to take back the leased premises for other arrangement in the event of a housing shortage. If PARTY C doesn’t pay the rent, utility or property management fee for three consecutive months, PARTY A has the right to take back the leased premises. In either of the scenarios stated above, PARTY A will not return the rent and other fees already paid by PARTY C; however under first situation mentioned above, PARTY A shall return the deposit in full amount on

Page 6 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

condition that PARTY C has paid rental and fees in full. In the event that PARTY A takes back the leased premises and PARTY C does not dispose its personal property left on the leased premises, PARTY A shall make a list of the items and keep such items for three months. For clarification, such items will remain the property of PARTY C within the mentioned three months. If PARTY C does not claim or otherwise dispose of such properties in three months, PARTY A has the right of disposal.

20. For matters not covered by this contract, PARTY A, PARTY B and PARTY C shall make supplementary agreement which shall become part of the contract through friendly consultation. If no such kind of supplementary agreement has been reached, then, any issues arisen will be settled according to the Contract Law of China. In case that disputes may occur from execution of the contract, both parties shall settle the disputes through friendly consultation. If no agreement can be reached by consultation, disputes shall be submitted to the Xiamen Arbitration Committee for resolution.

21. This contract is executed in both Chinese and English. In case of any discrepancy between the terms of the English version and the terms of the Chinese version, the Chinese version shall prevail.

22. There are three copies of the contract, and each bears equal legal validity. Each party holds one copy. The contract becomes effective once the representatives or authorized representatives of PARTY A, PARTY B and PARTY C sign and seal the contract with the official stamps.

23. All the terms and provisions of this contract shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

24. During the term of this contract, PARTY A shall ensure the validity and legality of all the authorizations, permits, approvals and licenses necessary for the performance of this contract.

25. This contract shall constitute an entire agreement and undertaking among PARTY A, PARTY B and PARTY C on leasing an office space, and shall supersede all prior agreements and undertakings, both oral and written, between the parties hereto. Any waiver, modification or amendment of any provision of this contract will be effective only if in writing and signed by the parties hereto.

26. Invalidity of any provision in the contract shall not affect the validity of any other provisions herein.

Page 7 of 7	Xiamen Software Industry Investment & Development Co., Ltd. (Xiamen Software Park Chuangxin Building)

PARTY A

Xiamen Torch Hi-tech Industrial Development Zone Finance Services Center

Seal:

Representative:	/s/ Chen, Liying

PARTY B

Xiamen Software Industry Investment & Development Co., Ltd.

Seal:

Representative:	/s/ Hu, Yicong

PARTY C

eHealth China (Xiamen) Technology Co., Ltd.

Seal:

Representative:	/s/ Sheldon Wang
Sheldon Wang

Date: September 23, 2009